                          CERTIFICATE OF INCORPORATION
                                       OF
                             ADAYTUM SOFTWARE, INC.

         To form a corporation pursuant .to the Delaware General Corporation Law, the undersigned hereby certifies as follows:

                                   ARTICLE 1.

         The name of this corporation is Adaytum Software, Inc.

                                   ARTICLE 2.

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE 3.

         This corporation shall have perpetual duration.

                                   ARTICLE 4.

         The registered office of this corporation in Delaware is 1209 Orange Street, New Castle County, Wilmington, DE 19801, and the name of its registered agent is The Corporation Trust Company.

                                   ARTICLE 5.

A.       AUTHORIZED SHARES.

         The total number of shares of stock which this corporation is authorized to issue is 70,000,000 shares, par value $.01 per share, of which 50,000,000 shares are designated as common stock and 20,000,000 shares are undesignated preferred stock.

B.       PREFERRED STOCK.

         Authority is hereby expressly vested in the board of directors, subject to the provisions of this Article 5 and to the limitations prescribed by law, to authorize the issue front time to time of one or more series of preferred stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole board of directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                  (1) The number of shares constituting such series and the designation of such series.

                  (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of this corporation's capital stock, and whether such dividends shall be cumulative or noncumulative.

                  (3) Whether the shares of such series shall be subject to redemption by this corporation at the option of either this corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

                  (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

                  (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or this corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of this corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

                  (6) The restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series.

                  (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of this corporation.

                  (8) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.

                                   ARTICLE 6.

         In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, amend, alter, change, add to or repeal bylaws of this corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

                                   ARTICLE 7.

         A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this article shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to this corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this article.

         If the Delaware General Corporation Law is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

         Any repeal or modification of the foregoing provisions of this article by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

                                   ARTICLE 8.

         There shall be no cumulative voting by the shareholders of this corporation.

                                   ARTICLE 9.

         The shareholders of this corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of this corporation.

                                   ARTICLE 10.

         The initial board of directors shall be comprised of:

         Name                                           Address
         ----                                           -------

         Michael B. Gorman                              St. Paul Venture Capital
                                                        8500 Normandale, Suite 1940
                                                        Bloomington, MN 55437

         John David "Guy" Haddleton                     740 Mississippi River Blvd., Apt. 22E
                                                        St. Paul, MN 55116-1069


                                      -3-

         Bernard R. Fisher                              Yew Tree Cottage
                                                        Milestone Avenue
                                                        Charvil on Thames
                                                        Berkshire
                                                        RG10 9TN

         George Kunzle                                  Suffolk Cottage
                                                        School Lane
                                                        Denmead
                                                        Waterlooville
                                                        Hants P07 6LY

         Adrian E. Kunzle                               107 West 25th Street, Apt. 55
                                                        New York, NY 10001

                                   ARTICLE 11.

The name and mailing address of the incorporator is:

         Joseph W. Wirth                                Dorsey & Whitney LLP
                                                        220 South Sixth Street
                                                        Minneapolis, MN 55402

Dated:   July 21, 1998                                  /s/ Joseph W. Wirth
      ---------------------                             ------------------------
                                                        Joseph W. Wirth
                                                        Incorporator

                             ADAYTUM SOFTWARE, INC.


             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION

                                       OF

                             RIGHTS AND PREFERENCES

                                       OF

               SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK,

               SERIES C PREFERRED STOCK, Series D PREFERRED STOCK,

                          AND SERIES E PREFERRED STOCK

                                       OF

                             ADAYTUM SOFTWARE, INC.

     The undersigned Vice-President Finance & Administration of Adaytum Software, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that, pursuant to a written consent of the holders of (i) a majority of the outstanding stock entitled to vote thereon, (ii) a majority of the outstanding Common Stock, (iii) a majority of the outstanding Series A Preferred Stock, (iv) a majority of the outstanding Series B Preferred Stock,
(v) a majority of the outstanding Series C Preferred Stock and (vi) a majority of the outstanding Series D Preferred Stock, the following Certificate of Amendment to Certificate of Designation has been adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and that such Certificate of Amendment to Certificate of Designation has not been subsequently modified or rescinded:

     RESOLVED, that pursuant to the authority granted to and vested in this Board of Directors in accordance with the Certificate of Incorporation of the Corporation, the rights and preferences of the four series of preferred stock previously designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in the Certificate of Amendment to Certificate of Designation, effective June 12, 2000 are hereby amended and restated as set forth below.

     FURTHER RESOLVED, that pursuant to the authority granted to and vested in this Board of Directors in accordance with the Certificate of Incorporation of the Corporation, a new series of preferred stock is hereby created, and that the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

1. SHARES AND CLASSES AUTHORIZED. One Million Five Hundred Forty-Four Thousand (1,544,000) shares of the undesignated preferred stock, par value $.01 per share, that are authorized by Article V.A of the Corporation's Certificate of Incorporation are designated as Series A Preferred Stock (the "SERIES A PREFERRED"), Four Million Three Hundred Fifty Thousand (4,350,000) shares of the undesignated preferred stock, par value $.01 per share, that are authorized by Article V.A of the Corporation's Certificate of Incorporation are designated as Series B Preferred Stock (the "SERIES B PREFERRED"), Two Million Seven Hundred Fifty Thousand One Hundred (2,750,100) shares of the Corporation's undesignated preferred stock, par value $.01 per share, that are authorized by Article V.A of the Corporation's Certificate of Incorporation are hereby designated as Series C Preferred Stock (the "SERIES C PREFERRED"), Two Million, Forty Nine Thousand, Six Hundred Twenty Four (2,049,624) shares of the Corporation's undesignated preferred stock, par value $.01 per share, that are authorized by Article V.A of the Corporation's Certificate of Incorporation are hereby designated as Series D Preferred Stock (the "SERIES D Preferred") and One Million Five Hundred Ninety-Five Thousand (1,595,000) shares of the Corporation's undesignated preferred stock, par value $.01 per share, that are authorized by Article V.A of the Corporation's Certificate of Incorporation are hereby designated as Series E Preferred Stock (the "Series E Preferred") (the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred and the Series E Preferred being collectively referred to as the "PREFERRED STOCK").

2. DEFINITIONS. For purposes of this Certificate of Amendment to Certificate of Designation (this "Certificate") the following definitions shall apply and shall be equally applicable to both the singular and plural forms of the defined terms:

     2.1 "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock (including treasury shares) issued or sold (or, pursuant to Section 7.13 and the other provisions of this Certificate, deemed to be issued or sold) by the Corporation after the Certificate Effective Date, other than shares of Common Stock (i) issued or issuable upon conversion of the Preferred Stock; (ii) issued or issuable upon exercise of the Andersen Consulting Warrant; (iii) issued or issuable to employees, directors or officers of, or advisors or consultants to, the Corporation pursuant to stock option plans or stock-based compensation plans approved by the Board (but subject, in each case, to the restrictions in Section 3.8.E);
          (iv) issued or issuable in any bona fide registered public offering pursuant to a firm commitment underwriting authorized by the Board; (v) issued or issuable by way of stock split or stock dividend or similar capital modification; and (vi) issued or issuable upon exercise of (a) a warrant of the Corporation, dated as of June 8, 2000, issued to Silicon Valley Bank and representing the right to purchase 51,020 shares of Common Stock at $5.86 per share, (b) that certain warrant of the Corporation, dated as of June 8, 2000, issued to Dyadic Systems Limited and representing the right to purchase up to 12,500 shares of Common Stock at $4.00 per share, (c) that certain warrant of the Corporation, dated as of March 30, 2000, issued to Data Sales Company and representing the right to purchase 5,674 shares of Common Stock at $5.86 per share and (d) that certain warrant of the Corporation, dated as of March 30,

          2000, issued to Data Sales Company and representing the right to purchase 4,266 shares of Common Stock at $5.86 per share.

     2.2 "AFFILIATE" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

     2.3 "ANDERSEN CONSULTING WARRANT" shall mean the warrant of the Corporation representing the right to purchase shares of Common Stock, which warrant was issued pursuant to the Warrant Issuance Agreement dated as of June 8, 2000 by and between the Corporation and Andersen Consulting LLP, as the same may be amended from time to time.

     2.4  "BOARD" shall mean the Board of Directors of the Corporation.

     2.5  "CERTIFICATE EFFECTIVE DATE" shall mean September 27, 2000.

     2.6 "COMBINED DIRECTOR" shall mean the director of the Corporation elected by the holders of the Preferred Stock and the Common Stock, voting together as a single class, pursuant to Section 3.2.A below.

     2.7 "COMMON STOCK DIVIDEND" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

     2.8 CONVERSION PRICE" (i) when used in reference to the Series A Preferred, shall have the meaning set forth in Section 7.1 below, (ii) when used in reference to the Series B Preferred, shall have the meaning set forth in Section 7.2 below, (iii) when used in reference to the Series C Preferred, shall have the meaning set forth in Section 7.3 below, (iv) when used in reference to the Series D Preferred, shall have the meaning set forth in Section 7.4 below, and (v) when used in reference to the Series E Preferred, shall have the meaning set forth in
          Section 7.5 below.

     2.9  "CONVERSION RIGHTS" shall have the meaning set forth in
          Section 7 below.


     2.10 "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are at any time, directly or indirectly, convertible into or exchangeable for Additional Shares of Common Stock.

     2.11 "CORPORATION" shall mean Adaytum Software, Inc., a Delaware corporation.

     2.12 "DIVIDEND RATE" (i) when used in reference to the Series B Preferred shall mean $0.0944 per share per annum, appropriately adjusted for any stock split, combination or other recapitalization affecting the Series B Preferred and dividends on such stock payable in shares of Series B Preferred or Common Stock which occur after the Certificate Effective Date, (ii) when used in reference to the Series C Preferred shall mean $0.235629 per share per annum, appropriately adjusted for any stock split, combination or other recapitalization affecting the Series C Preferred and dividends on such stock payable in shares of Series C Preferred or Common Stock which occur after the Certificate Effective Date, (iii) when used in reference to the Series D Preferred shall mean $0.68408 per share per annum, appropriately adjusted for any stock split, combination or other recapitalization affecting the Series D Preferred and dividends on such stock payable in shares of Series D Preferred or Common Stock which occur after the Certificate Effective Date, and (iv) when used in reference to the Series E Preferred shall mean $0.5643 per share per annum, appropriately adjusted for any stock split, combination or other recapitalization affecting the Series E Preferred and dividends on such stock payable in shares of Series E Preferred or Common Stock which occur after the Certificate Effective Date.

     2.13 "EFFECTIVE PRICE" shall mean the price per share for Additional Shares of Common Stock determined by dividing (i) the aggregate consideration received, or deemed under Sections
          7.14 and 7.15 to have been received, by the Corporation for such Additional Shares of Common Stock by (ii) the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under Sections 7.14 and 7.15.

     2.14 "FULL RATCHET FINANCING" shall have the meaning set forth in
          Section 7.14 below.


     2.15 "PERSON" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities, governments, agencies and political subdivisions.

     2.16 "PREFERRED STOCK" shall have the meaning set forth in
          Section 1 above.


     2.17 "QUALIFIED PUBLIC OFFERING" shall mean the consummation of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis in which the aggregate gross proceeds received by the Corporation at the public offering price equals or exceeds $20 million (the "MINIMUM OFFERING PROCEEDS") and the public offering price equals or exceeds $9.00 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) (the "MINIMUM OFFERING PRICE"), provided, however, that either or both of the Minimum Offering Proceeds and the Minimum Offering Price may be reduced by the majority vote of the aggregate number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred then outstanding, voting together as a single class.

     2.18 "REDEMPTION DATE" shall have the meaning set forth in
          Section 6.3 below.


     2.19 "REDEMPTION NOTICE" shall have the meaning set forth in
          Section 6.3 below.


     2.20 "REDEMPTION PRICE", when used in reference to the Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, shall have the meaning set forth in the applicable provision of Section 6.2 below.

     2.21 "SERIES A PREFERRED" shall have the meaning set forth in
          Section 1 above.


     2.22 "SERIES B PREFERRED" shall have the meaning set forth in
          Section 1 above.


     2.23 "SERIES C PREFERRED" shall have the meaning set forth in
          Section 1 above.


     2.24 "SERIES D PREFERRED" shall have the meaning set forth in
          Section 1 above.


     2.25 "SERIES E PREFERRED" shall have the meaning set forth in
          Section 1 above.


     2.26 "SERIES B/C PREFERRED DIRECTOR" shall have the meaning set forth in Section 3.2.A below.

     2.27 "SERIES D PREFERRED DIRECTOR" shall have the meaning set forth in Section 3.2.A below.

     2.28 "SERIES E PREFERRED DIRECTOR" shall have the meaning set forth in Section 3.2.A below.

     2.29 "SERIES B PURCHASE AGREEMENT" shall mean the Series B
          Preferred Stock Purchase Agreement dated as of December 30, 1998 by and among the parties named therein, as the same may be amended from time to time.

     2.30 "SERIES C PURCHASE AGREEMENT" shall mean the Series C
          Preferred Stock Purchase Agreement dated as of October 5, 1999 by and among the parties named therein, as the same may be amended from time to time.

     2.31 "SERIES D PURCHASE AGREEMENT" shall mean the Series D
          Preferred Stock Purchase Agreement dated as of June 8, 2000 by and among the parties named therein, as the same may be amended from time to time.

     2.32 "SERIES E PURCHASE AGREEMENT" shall mean the Series E
          Preferred Stock Purchase Agreement dated as of September 27, 2000 by and among the parties named therein, as the same may be amended from time to time.

3.   VOTING RIGHTS.

3.1 GENERAL. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each holder of Preferred Stock shall have that number of votes on all matters submitted to the stockholders that is equal to the number of whole shares of Common Stock into which such holder's shares of Preferred Stock are then convertible, as provided in Section 7, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such stockholders is effected. This provision for determination of the number of votes to which each holder of the Preferred Stock is entitled shall also apply in cases in which the holders of the Series A Preferred, the Series B Preferred, Series C Preferred, the Series D Preferred or the Series
          E Preferred have the right to vote either separately or together with one or more classes as a separate class, as the case may be. Except as may be otherwise provided in this Certificate, by agreement or by law, the holders of the Common Stock and the holders of the Preferred Stock shall vote together as a single class on all actions to be taken by the stockholders of the Corporation.

     3.2  ELECTION OF DIRECTORS.

          A. ALLOCATION OF BOARD SEATS. The holders of (i) the Series B Preferred and Series C Preferred, voting together as a single and separate class, shall be entitled to elect one (1) director of the Corporation (the "SERIES B/C PREFERRED DIRECTOR"), (ii) the Series D Preferred, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "SERIES D PREFERRED DIRECTOR"),
              (iii) the Series E Preferred, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the "Series E Preferred Director"),
              (iv) the Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation and (v) the Preferred Stock and the Common Stock, voting together as a single and separate class, shall have the right to elect one (1) director of the Corporation (the "COMBINED DIRECTOR"). For so long as any of the Series B Purchase Agreement, the Series C Purchase Agreement, the Series D Purchase Agreement or the Series E Purchase Agreement is in effect, upon the occurrence of an Event of Default (as defined in Section 13 of each such Purchase Agreement) under any such Purchase Agreement, unless such Event of Default has been properly waived pursuant to the terms of the applicable Purchase Agreement, the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single and separate class, shall have the right to remove the Combined Director and to elect one (1) new director in place of such Combined Director and shall retain such rights until the earlier to occur of (A) the date on which the Event of Default has been cured or (B) the date of an agreement between the Corporation and the holders of a majority of the then outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single and separate class.

          B. QUORUMS. At any meeting held for the purpose of electing directors, (i) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series B Preferred and Series C Preferred then outstanding shall constitute a quorum of the Series B Preferred and Series C Preferred for the election of directors to be elected solely by the holders of the Series B Preferred and Series C Preferred voting together as a single and separate class, (ii) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series D Preferred then outstanding shall constitute a quorum of the Series D Preferred for the election of directors to be elected solely by the holders of the Series D Preferred, (iii) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series E Preferred then outstanding shall constitute a quorum of the Series E Preferred for the election of directors to be elected solely by the holders of the Series E Preferred, (iv) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock and (v) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Common Stock then outstanding and the presence in person or by proxy of the holders of a majority of Preferred Stock then outstanding shall constitute a quorum of the Common Stock and the Preferred Stock for the election of directors to be elected by the holders of the Common Stock and the Preferred Stock voting together as a single and separate class.

          C. VACANCIES. A vacancy in any directorship (i) elected by the holders of the Series B Preferred and Series C Preferred voting together as a single and separate class shall be filled only by vote of the holders of the Series B Preferred and Series C Preferred as provided above, (ii) elected by the holders of the Series D Preferred shall be filled only by vote of the holders of the Series D Preferred as provided above, (iii) elected by the holders of the Series E Preferred shall be filled only by vote of the Series E Preferred as provided above, (iv) elected by the holders of the Common Stock shall be filled only by vote of the holders of the Common Stock as provided above and (v) elected by the holders of the Common Stock and the Preferred Stock voting together as a single class shall be filled only by vote of the holders of the Common Stock and the Preferred Stock voting together as a single and separate class as provided above.

     3.3 ADDITIONAL CLASS VOTES BY THE SERIES A PREFERRED. For so long as at least twenty percent (20%) of the aggregate number of shares of Series A Preferred issued and outstanding as of the close of business on December 31, 1998 are outstanding, the Corporation shall not, without the affirmative vote of a majority of the then outstanding shares of Series A Preferred (voting as a separate class) take any action that constitutes or results in amendment or waiver of any provision of the Corporation's Certificate of Incorporation or Bylaws if such amendment or waiver in any way adversely affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series A Preferred or the holders thereof.

     3.4 ADDITIONAL CLASS VOTES BY THE SERIES B PREFERRED For so long as at least twenty percent (20%) of the aggregate number of shares of Series B Preferred issued pursuant to the Series B Purchase Agreement are outstanding, the Corporation shall not, without the affirmative vote of a majority of the then outstanding shares of Series B Preferred voting as a separate class:

          A. take any action that constitutes or results in amendment or waiver of any provision of the Corporation's Certificate of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series B Preferred or the holders thereof; or

          B. authorize or issue any new class of additional shares of capital stock of the Corporation having priority over the Series B Preferred or ranking in parity with the Series B Preferred (including any additional shares of Series B Preferred) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation.

     3.5 ADDITIONAL CLASS VOTES BY THE SERIES C PREFERRED. For so long as at least twenty percent (20%) of the aggregate number of shares of Series C Preferred issued pursuant to the Series C Purchase Agreement are outstanding, the Corporation shall not without, the affirmative vote of a majority of the then outstanding shares of Series C Preferred voting as a separate class:

          A. take any action that constitutes or results in amendment or waiver of any provision of the Corporation's Certificate of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series C Preferred or the holders thereof; or

          B. authorize or issue any new class of additional shares of capital stock of the Corporation having priority over the Series C Preferred or ranking in parity with the Series C Preferred (including any other additional shares of Series C Preferred) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation.

     3.6 ADDITIONAL CLASS VOTES BY THE SERIES D PREFERRED. For so long as at least twenty percent (20%) of the aggregate number of shares of Series D Preferred issued pursuant to the Series D Purchase Agreement are outstanding, the Corporation shall not, without the affirmative vote of a majority of the then outstanding shares of Series D Preferred voting as a separate class:

          A. take any action that constitutes or results in amendment or waiver of any provision of the Corporation's Certificate of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series D Preferred or the holders thereof; or

          B. authorize or issue any new class of additional shares of capital stock of the Corporation having priority over the Series D Preferred or ranking in parity with the Series D Preferred (including any other additional shares of Series D Preferred) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation.

     3.7 ADDITIONAL CLASS VOTES BY THE PREFERRED STOCK. For so long as at least twenty percent (20%) of the aggregate number of shares of Series B Preferred, Series C Preferred and Series D Preferred outstanding on the Certificate Effective Date remain outstanding, the Corporation shall not without the affirmative vote of a majority of the then outstanding shares of the Preferred Stock, voting together as a single and separate class:

          A. take any action that constitutes or results in amendment or waiver of any provision of the Corporation's Certificate of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series E Preferred or the holders thereof; or

          B. authorize or issue any new class of additional shares of capital stock of the Corporation having priority over the Series E Preferred or ranking in parity with the Series E Preferred (including any other additional shares of Series E Preferred) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation.

     3.8 ADDITIONAL CLASS VOTES BY THE PREFERRED STOCK. For so long as at least twenty percent (20%) of the aggregate number of shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred outstanding on the Certificate Effective Date remain outstanding, the Corporation shall not without the affirmative vote of a majority of the then outstanding shares of the Preferred Stock, voting together as a single and separate class:

          A. take any action that constitutes or results in the redemption of any share(s) of Common Stock or Preferred Stock other than redemptions pursuant to Section 6 hereof, or an isolated redemption, repurchase or other acquisition for cash of shares under the provisions of the Corporation's stock option, restricted stock or other equity compensation plans or other employee agreements; or

          B. sell, lease, license (on an exclusive basis) or otherwise dispose of all or substantially all of the assets of the Corporation or of any subsidiary of the Corporation, or consolidate with or merge into or permit any subsidiary of the Corporation to consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the Corporation or any subsidiary of the Corporation, or enter into or permit any subsidiary of the Corporation to enter into a plan of exchange with any other corporation or entity, or otherwise acquire or permit any subsidiary of the Corporation to otherwise acquire any other corporation or entity or enter into any other transaction that results in the disposition of more than fifty percent (50%) of the voting power of the Corporation; or

          C. take any action constituting or resulting in a liquidation, dissolution or winding up of the Corporation; or

          D. take any action that constitutes or results in a change to the size of the Board; or

          E. take any action that constitutes or results in the number of shares of capital stock issued or issuable to employees, directors or officers of, or advisors or consultants to, the Corporation pursuant to stock option plans and stock-based compensation plans approved by the Board exceeding 4,695,000 shares (appropriately adjusted for any stock split, combination or other recapitalization and dividends payable in shares of capital stock); or

          F. authorize a payment of a cash dividend or other distribution on any class of capital stock.

4.   DIVIDENDS.

     4.1 DIVIDEND PREFERENCE. The holders of each share of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred then outstanding shall be entitled to receive non-cumulative dividends, out of any funds and assets of the Corporation legally available therefor, prior and in preference to any declaration or payment of any dividend payable on Common Stock of the Corporation (other than a Common Stock Dividend) or on the Series A Preferred at the annual Dividend Rate for the Series B Preferred, Series C

          Preferred, Series D Preferred or Series E Preferred, as applicable, if, as and when declared by the Board. No dividend or distribution shall be declared or made to outstanding shares of any of the Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred unless a dividend or distribution is declared or made to all outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred.

     4.2 OTHER DIVIDENDS. Except as set forth in Section 4.1 above, no dividend or other distribution shall accrue or be paid with respect to any shares of capital stock of the Corporation for any period, whether before or after the Certificate Effective Date, unless and until (i) declared by the Board and (ii) approved by the holders of the Preferred Stock in accordance with Section 3.8.F.

     4.3  NON-CASH DIVIDENDS. Whenever a dividend provided for in this
          Section 4 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

     4.4 PAYMENTS ON CONVERSION. If the Corporation shall have declared but unpaid dividends with respect to any Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred upon the conversion of such class as provided in Section 7, then all such declared but unpaid dividends on such converted shares shall be canceled.

5.   LIQUIDATION RIGHTS.

     5.1 PREFERENCE OF SERIES E PREFERRED. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series E Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, the Series A Preferred, the Series B Preferred, the Series C Preferred or the Series D Preferred, an amount equal to (a) $6.27 per share of Series E Preferred held
          (subject to appropriate adjustments for stock splits and other combinations in the same manner as set forth in Sections 7.13,
          7.14 and 7.15) plus (b) for each share of Series E Preferred held, dividends thereon, if declared and unpaid, to and including the date full payment shall be tendered to the holders of the Series E Preferred with respect to such liquidation, dissolution or winding up. After receiving the full amounts aforesaid, the holders of the Series E Preferred shall not be entitled to any further payment. If, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series E Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation shall be distributed ratably to the holders of the Series E Preferred on a pari passu basis.

     5.2 PREFERENCE OF SERIES B PREFERRED, SERIES C PREFERRED AND SERIES D PREFERRED. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred, Series C Preferred and Series D Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or the Series A Preferred, an amount equal to (a) (i) $1.18 per share of Series B Preferred held, (ii) $ 2.9453584 per share of Series C Preferred held and (iii) $8.551 per share of Series D Preferred held (all amounts subject to appropriate adjustments for stock splits and other combinations in the same manner as set forth in Sections 7.13, 7.14 and 7.15) plus (b) for each share of Series B Preferred, Series C Preferred and Series D Preferred held, dividends thereon, if declared and unpaid, to and including the date full payment shall be tendered to the holders of the Series B Preferred, Series C Preferred and Series D Preferred with respect to such liquidation, dissolution or winding up. After receiving the full amounts aforesaid, the holders of the Series B Preferred, Series C Preferred and Series D Preferred shall not be entitled to any further payment. If, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series B Preferred, Series C Preferred and Series D Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation shall be distributed ratably to the holders of the Series B Preferred, Series C Preferred and Series D Preferred on a pari passu basis.

     5.3 REMAINING ASSETS. If the assets of the Corporation available for distribution to the Corporation's stockholders exceed the aggregate amount payable to the holders of the outstanding Series E Preferred pursuant to Section 5.1 and to the holders of the outstanding Series B Preferred, Series C Preferred and Series D Preferred pursuant to Section 5.2 hereof, then after the payments required by Sections 5.1 and 5.2 shall have been made or irrevocably set apart, such assets shall be distributed equally, on a per share and an as converted basis, among the holders of the Common Stock and the outstanding Series A Preferred. If there are no shares of Series A Preferred outstanding, such assets shall be distributed equally, on a per share basis, among the holders of the Common Stock.

     5.4 REORGANIZATION; SALE OF ASSETS. The merger, acquisition or consolidation of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or Affiliate thereof pursuant to which the stockholders of the Corporation immediately prior to the transaction do not own a majority of the outstanding shares of the surviving corporation immediately after the transaction, or any sale, lease, license (on an exclusive basis) or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 5 unless this provision is waived by the affirmative vote of at least a majority of the shares of the Series E Preferred (voting together as a single and separate class) and a majority of the shares of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred (voting together as a single and separate class) outstanding.

     5.5 NOTICE. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex, facsimile or courier service to non-U.S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation.

     5.6 DETERMINATION OF CONSIDERATION. To the extent any distribution pursuant to Sections 5.1, 5.2 or 5.3 consists of property other than cash, the value thereof shall, for purposes of Sections 5.1, 5.2, or 5.3, be the fair value at the time of such distributions as determined in good faith by the Board.

     5.7 CONVERSION PRIOR TO LIQUIDATING DISTRIBUTIONS. Any holder of the Preferred Stock may, at its option, convert all or a portion of its shares into Common Stock upon the occurrence of an event described in Section 5.4 and thereby receive distributions with the holders of the Common Stock in lieu of receiving distributions with the holders of the Preferred Stock.

6.   REDEMPTION RIGHTS.

     6.1 SCHEDULED REDEMPTIONS. To the extent the Corporation shall have funds legally available for such payments, the Corporation shall offer to redeem all shares of outstanding Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in three (3) equal installments within 60 days of each of December 31, 2005, December 31, 2006 and December 31, 2007 (the date on which each such offer is made being referred to as a "scheduled redemption date" and, individually, the "first scheduled redemption date," the "second scheduled redemption date" and the "third scheduled redemption date," respectively). The shares to be redeemed shall be determined pro rata among the holders of shares of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively. The holders of shares of the Series B Preferred, Series C Preferred, Series D Preferred and Series E

          Preferred offered to be redeemed shall have the option on each scheduled redemption date to either accept or reject the offer as to the one-third of their shares covered by such offer. The rejection on any one scheduled redemption date by a holder of shares for which the offer of redemption has been made shall not be deemed to be a rejection of an offer of redemption for any other shares to be made on any future scheduled redemption date. If a holder of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred rejects any offer of redemption of any shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, the Corporation shall not have any further obligation to redeem the shares covered by that offer under this Section 6.1.

          If the Corporation shall fail to discharge all or any part of any scheduled redemption obligation pursuant to this Section 6.1 because insufficient funds are legally available therefor, the entire amount legally available for the payment of such obligation shall be used to offer to and redeem (i) the number of shares of Series B Preferred as is equal to the whole number obtained when truncating the product of (A) the full number of shares of Series B Preferred for which an offer of redemption would be required if sufficient funds were legally available therefor, multiplied by (B) a fraction, the numerator of which is the amount of funds legally available to redeem the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and the denominator of which is the amount of funds that would be required to redeem the full number of shares of Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred if sufficient funds were legally available therefor, (ii) the number of shares of Series C Preferred as is equal to the whole number obtained when truncating the product of (A) the full number of shares Series C Preferred for which an offer of redemption would be required if sufficient funds were legally available therefor, multiplied by (B) a fraction, the numerator of which is the amount of funds legally available to redeem the Series B Preferred, Series C Preferred, Series D Preferred, and Series E Preferred and the denominator of which is the amount of funds that would be required to redeem the full number of shares of Series B Preferred, Series C Preferred, Series
          D and Series E Preferred if sufficient funds were legally available therefor, (iii) the number of shares of Series D Preferred as is equal to the whole number obtained when truncating the product of (A) the full number of shares Series D Preferred for which an offer of redemption would be required if sufficient funds were legally available therefor, multiplied by (B) a fraction, the numerator of which is the amount of funds legally available to redeem the Series B Preferred, Series C Preferred, Series D
          Preferred and Series E Preferred and the denominator of which is the amount of funds that would be required to redeem the full number of shares of Series B Preferred, Series C Preferred, Series
          D Preferred and Series E Preferred if sufficient funds were legally available therefor and (iv) the number of shares of Series E Preferred as is equal to the whole number obtained when truncating the product of (A) the full number of shares of Series E Preferred for which an offer of redemption would be required if sufficient funds were legally available therefor, multiplied by (B) a fraction, the numerator of which is the amount of funds legally available to redeem the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred and the denominator of which is the amount of funds that would be required to redeem the full number of shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred if sufficient funds were legally available therefor. The shares of the holders of the Series
          B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be redeemed ratably in proportion to the full number of shares which they would otherwise be entitled to have redeemed, and the balance of such mandatory redemption obligation shall be discharged as soon as the Corporation shall have funds legally available to permit such redemption, at which time the Board shall promptly fix a date for such redemption and so notify the holders of such shares in writing.

     6.2 PRICE. In the case of any scheduled redemption date under Section 6.1, (i) the redemption price of the Series B Preferred (the "SERIES B REDEMPTION PRICE") shall be an amount per share equal to $1.18, (ii) the redemption price of the Series C Preferred shall be an amount per share equal to $2.9453584 (the "SERIES C REDEMPTION PRICE"), (iii) the redemption price of the Series D Preferred shall be an amount per share equal to $8.551 (the "SERIES D REDEMPTION Price") and (iv) the redemption price of the Series E Preferred shall be an amount per share equal to $6.27 (the "SERIES E REDEMPTION PRICE") plus, in each case, all declared but unpaid dividends thereon to and including the applicable Redemption Date (as hereinafter defined). Each of the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series E Redemption Price shall be subject to adjustment as provided in Sections 6.6 and 6.7 hereof.

     6.3 REDEMPTION NOTICE. The Corporation shall, not less than thirty (30) days or more than sixty (60) days prior to the date fixed for redemption ("REDEMPTION DATE"), mail written notice ("REDEMPTION NOTICE"), postage prepaid, to each holder of shares of record of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred to be redeemed, at such holder's address last shown on the records of the Corporation. The Redemption Notice shall state:

          A. the total number of shares of Series B Preferred, Series C Preferred, Series D Preferred and Series E
              Preferred which the Corporation is required to offer to redeem;

          B. the number of shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, held by the holder which the Corporation intends to offer to redeem;

          C.  the Redemption Date and Redemption Price; and

          D. the time, place and manner in which the holder may elect to surrender to the Corporation the certificate or certificates representing the shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, to be redeemed.

     6.4 SURRENDER OF STOCK. On or before the Redemption Date, each holder of shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, electing to redeem his, her or its shares shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     6.5 TERMINATION OF RIGHTS. If the Redemption Notice is duly given, and if, on or prior to the Redemption Date, a holder of the Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred elects to have her, his or its shares redeemed and the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of such holder to receive the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, as applicable, without interest upon surrender of his, her, or its certificates therefor or (ii) the right to receive Common Stock upon exercise of the conversion rights as provided in Section 7 hereof on or prior to the Redemption Date.

     6.6 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation at any time or from time to time after the Certificate Effective Date effects a subdivision of the outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred or the Series E Preferred, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price or the Series E Redemption Price, as applicable, then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Certificate Effective Date combines the outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred or the Series E Preferred into a smaller number of shares, the Series B Redemption Price, the Series C Redemption Price,

          Series D Redemption Price or the Series E Redemption Price, as applicable, in effect immediately before the combination shall be proportionately increased. Any adjustment under this
          Section 6.6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

     6.7  ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS.

          A. SERIES B PREFERRED ADJUSTMENT. If the Corporation at any time or from time to time after the Certificate Effective Date makes or issues or fixes a record date for the determination of holders of shares of Series B Preferred entitled to receive a dividend or other distribution payable in additional shares of Series B Preferred, then and in each such event the Series B Redemption Price then in effect shall be decreased as of the time of such issuances or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Redemption Price then in effect by a fraction (1) the numerator of which is the total number of shares of Series B Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Series B Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series B Preferred issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Redemption Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Redemption Price shall be adjusted pursuant to this subsection 6.7.A as of the time of actual payment of such dividends or distributions.

          B. SERIES C PREFERRED ADJUSTMENT. If the Corporation at any time or from time to time after the Certificate Effective Date makes or issues or fixes a record date for the determination of holders of shares of Series C Preferred entitled to receive a dividend or other distribution payable in additional shares of Series C Preferred, then and in each such event the Series C Redemption Price then in effect shall be decreased as of the time of such issuances or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series C Redemption Price then in effect by a fraction (1) the numerator of which is the total number of shares of Series C Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Series C Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series C Preferred issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Redemption Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Redemption Price shall be adjusted pursuant to this subsection 6.7.B as of the time of actual payment of such dividends or distributions.

          C. SERIES D PREFERRED ADJUSTMENT. If the Corporation at any time or from time to time after the Certificate Effective Date makes or issues or fixes a record date for the determination of holders of shares of Series D Preferred entitled to receive a dividend or other distribution payable in additional shares of Series D Preferred, then and in each such event the Series D Redemption Price then in effect shall be decreased as of the time of such issuances or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series D Redemption Price then in effect by a fraction (1) the numerator of which is the total number of shares of Series D Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Series D Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series D Preferred issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Redemption Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Redemption Price shall be adjusted pursuant to this subsection 6.7.C as of the time of actual payment of such dividends or distributions.

          D. SERIES E PREFERRED ADJUSTMENT. If the Corporation at any time or from time to time after the Certificate Effective Date makes or issues or fixes a record date for the determination of holders of shares of Series E Preferred entitled to receive a dividend or other distribution payable in additional shares of Series E Preferred, then and in each such event the Series E Redemption Price then in effect shall be decreased as of the time of such issuances or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series E Redemption Price then in effect by a fraction (1) the numerator of which is the total number of shares of Series E Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Series E Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series E Preferred issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series E Redemption Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series E Redemption Price shall be adjusted pursuant to this subsection 6.7.D as of the time of actual payment of such dividends or distributions.

     6.8 OTHER REDEMPTIONS. Other than the scheduled redemptions provided for in Section 6.1, the Corporation shall not, without (i) following the provisions of Section 3.8.A and (ii) the prior consent of a majority of the Board (including the affirmative vote of the Series B/C Preferred Director, the Series D Preferred Director and the Series E Preferred Director), purchase or set aside any sums for the purchase of shares of Common Stock, except for the purchase of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if such purchase is made pursuant to contractual rights relating to the termination of employment of such former employee that were approved by a majority of the Board.

7. CONVERSION. The holders of the Preferred Stock shall have the following conversion rights (the "CONVERSION RIGHTS"):

     7.1 OPTIONAL CONVERSION OF THE SERIES A PREFERRED. The Series A Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series A Preferred by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.62 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by the number of shares of Series A Preferred to be converted. The conversion price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "SERIES A CONVERSION PRICE") shall on the Certificate Effective Date initially be $0.62 in the case of the Series A Preferred. Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred is convertible, as hereinafter provided.

     7.2 OPTIONAL CONVERSION OF THE SERIES B PREFERRED. The Series B Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series B Preferred by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.18 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by the number of shares of Series B Preferred to be converted. The conversion price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "SERIES B CONVERSION PRICE") shall on the Certificate Effective Date initially be $1.18 in the case of the Series B Preferred. Such initial Series B Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred is convertible, as hereinafter provided.

     7.3 OPTIONAL CONVERSION OF THE SERIES C PREFERRED. The Series C Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series C Preferred by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.9453584 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by the number of shares of Series C Preferred to be converted. The conversion price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "SERIES C CONVERSION PRICE") shall on the Certificate Effective Date initially be $2.9453584 in the case of the Series C Preferred. Such initial Series C Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred is convertible, as hereinafter provided.

     7.4 OPTIONAL CONVERSION OF THE SERIES D PREFERRED. The Series D Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series D Preferred by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $8.551 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by the number of shares of Series D Preferred to be converted. The conversion price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "SERIES D CONVERSION PRICE") shall on the Certificate Effective Date initially be $6.27 in the case of the Series D Preferred. Such initial Series D Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series D Preferred is convertible, as hereinafter provided.

     7.5 OPTIONAL CONVERSION OF THE SERIES E PREFERRED. The Series E Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series E Preferred by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.27 by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by the number of shares of Series E Preferred to be converted. The conversion price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the "SERIES E CONVERSION PRICE") shall on the Certificate Effective Date initially be $6.27 in the case of the Series E Preferred. Such initial Series E Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series E Preferred is convertible, as hereinafter provided.

    7.6 AUTOMATIC CONVERSION OF THE SERIES A PREFERRED AND SERIES B PREFERRED. If at any time (a) the Corporation shall complete a Qualified Public Offering or (b) the holders of at least a majority in interest of the aggregate number of outstanding shares of Series A Preferred and Series B Preferred, voting together as a single and separate class, shall consent in writing to the conversion of the Series A Preferred and Series B Preferred into shares of Common Stock, then effective upon
          (i) the closing of such Qualified Public Offering or (ii) such vote of the holders of the Series A Preferred and Series B Preferred, as the case may be, all outstanding shares of Series A Preferred and Series B Preferred shall automatically convert into the number of shares of Common Stock as is provided for in Section 7.1 or 7.2, as applicable.

     7.7  AUTOMATIC CONVERSION OF THE SERIES C PREFERRED. If at any time
          (a) the Corporation shall complete a Qualified Public Offering or (b) the holders of at least a majority in interest of the aggregate number of outstanding shares of Series C Preferred shall consent in writing to the conversion of the Series C Preferred, then effective upon (i) the closing of such Qualified Public Offering or (ii) such vote of the holders of the Series C Preferred, as the case may be, all outstanding shares of Series C Preferred shall automatically convert into the number of shares of Common Stock as is provided for in
          Section 7.3.

     7.8  AUTOMATIC CONVERSION OF THE SERIES D PREFERRED. If at any time
          (a) the Corporation shall complete a Qualified Public Offering or (b) the holders of at least a majority in interest of the aggregate number of outstanding shares of Series D Preferred shall consent in writing to the conversion of the Series D Preferred, then effective upon (i) the closing of such Qualified Public Offering or (ii) such vote of the holders of the Series D Preferred, as the case may be, all outstanding shares of Series D Preferred shall automatically convert into the number of shares of Common Stock as is provided for in
          Section 7.4.

     7.9  AUTOMATIC CONVERSION OF THE SERIES E PREFERRED. If at any time
          (a) the Corporation shall complete a Qualified Public Offering or (b) the holders of at least a majority in interest of the aggregate number of outstanding shares of Series E Preferred shall consent in writing to the conversion of the Series E Preferred, then effective upon (i) the closing of such Qualified Public Offering or (ii) such vote of the holders of the Series E Preferred, as the case may be, all outstanding shares of Series E Preferred shall automatically convert into the number of shares of Common Stock as is provided for in
          Section 7.5.

     7.10 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional share to which any holder would otherwise be entitled upon conversion of some or all of the Preferred Stock owned by such holder, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for such series of Preferred Stock.

     7.11 MECHANICS OF OPTIONAL CONVERSION. Before any holder of
          Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder's attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give at least five (5) days' prior written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Preferred Stock so converted shall terminate, except only the right of such holder to receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for any fraction of a share.

     7.12 MECHANICS OF AUTOMATIC CONVERSION. All holders of record of shares of Preferred Stock will be given at least twenty (20) days' prior written notice of the anticipated date of any automatic conversion referenced in Section 7.6, Section 7.7,
          Section 7.8 or Section 7.9 and at least two (2) days' prior written notice of the actual date of such conversion. The Corporation shall also exercise its best efforts to provide at least three (3) days' telephonic notice of such actual conversion date to said holders. Each such notice shall designate a place for automatic conversion of all of the shares of such Preferred Stock pursuant to Section 7.6,
          Section 7.7, Section 7.8 or Section 7.9, as applicable. Such notices will be sent by mail, first class, postage prepaid to each record holder of Preferred Stock at such holder's address appearing on the Corporation's stock register, or by overnight courier service in the case of the notice prior to the actual date of conversion. From and after the date fixed for conversion, each holder of shares of Preferred Stock shall, following surrender of such holder's certificate or certificates representing such shares to the Corporation at the place designated in such notice, be entitled to receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. On the date fixed for conversion, all rights with respect to the Preferred Stock will terminate, except only (i) any rights to receive declared but unpaid dividends with a record date preceding the date of conversion, and (ii) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Preferred Stock has been converted and cash for fractional shares. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by her, his or its attorney duly authorized in writing. All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Preferred
          Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to her, his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 7.10 in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     7.13 CERTAIN ADJUSTMENTS TO CONVERSION PRICE FOR STOCK SPLITS, DIVIDENDS, MERGERS, REORGANIZATIONS, ETC.

          A. ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS AND COMBINATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall, after the Certificate Effective Date be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

          B. ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In the event of a reclassification, reorganization or exchange (other than described in subsection 7.13.A above) or any consolidation or merger of the Corporation with another corporation (other than a merger, acquisition or other reorganization as defined in Section 5.4, which shall be considered a liquidation pursuant to Section 5 above unless waived pursuant to Section 5.4), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

          C. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation, at any time or from time to time after the Certificate Effective Date, declares or pays, or makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (including, without limitation, any dividend or distribution of other or additional stock or other securities or property by way of dividend or spin-off, recapitalization or similar corporate rearrangement), other than a dividend payable in Additional Shares of Common Stock, then and in each such event, the Corporation shall pay to the holders of Preferred Stock, on the date such dividend or other distribution is paid to the holders of Common Stock, the securities and other property (including cash) which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the record date fixed in connection with such event.

     7.14 ADJUSTMENT TO CONVERSION PRICE FOR ISSUANCE OR SALE OF ADDITIONAL SHARES OF COMMON STOCK. If, at any time or from time to time on or after the Certificate Effective Date, the Corporation shall issue or sell Additional Shares of Common Stock for an Effective Price per share less than the applicable Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, then in effect, then the then applicable Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, shall be reduced to an adjusted Conversion Price (computed to the nearest cent, a half cent being treated as a full cent), as of the date of such issuance or sale, by dividing (A) the sum of (X) the result obtained by multiplying the number of shares of Common Stock outstanding immediately prior to such issue or sale by the Conversion Price then in effect, and (Y) the consideration, if any, received by the Corporation upon such issue and sale, by (B) the number of shares of Common Stock outstanding immediately after such issue or sale; PROVIDED, HOWEVER, that, notwithstanding anything herein to the contrary, from and after the Certificate Effective Date if at any time the Corporation shall issue or sell any Additional Shares of Common Stock (including, without limitation, any Additional Shares of Common Stock deemed to be issued pursuant to Section 7.15 with respect to any issuance of sale of any Convertible Securities or rights, warrants or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock or Convertible Securities) in a Full Ratchet Financing (as defined below) for an Effective Price per share less than the Series E Conversion Price in effect on the date of and immediately prior to such issue or sale, then, the Series E Conversion Price shall be reduced, concurrently with such issuance or sale, to an adjusted Series E Conversion Price equal to the Effective Price per share for which such Additional Shares of Common Stock were issued or sold or deemed to have been issued or sold. "Full Ratchet Financing" means any financing not registered under the Securities Act of 1933, as amended, unless 40% or more of the net proceeds from such financing is received from purchasers who are neither then existing directors or officers of the Corporation or holders of the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred or any of their respective Affiliates. For purposes of adjusting the Conversion Price under this

          Section 7.14, Common Stock outstanding shall include shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred then outstanding (on an as converted basis) but shall not include any outstanding Convertible Securities or outstanding rights or options, except as required by the provisions of Section 7.15.

     7.15 FURTHER PROVISIONS FOR ADJUSTMENT OF CONVERSION PRICE. For the purpose of Section 7.14 above, the following provisions shall be applicable:

          A. ISSUANCE PROVISIONS FOR ADJUSTMENT OF CONVERSION PRICE. If, at any time after the Certificate Effective Date, the Corporation shall issue or sell any Convertible Securities, there shall be determined as of the date of issuance the Effective Price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (X) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (Y) the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of all of such Convertible Securities. Such issue or sale shall be deemed, for purposes of Section 7.14, to be an issuance or sale for cash (as of the date of issuance or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

              If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same.

              If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, any adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock issued or sold were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Corporation upon such conversion or exchange, plus the consideration, if any, actually received by the Corporation for the issuance or sale of such Convertible Securities, whether or not actually converted or exchanged.

          B. GRANT OF RIGHTS, WARRANTS OR OPTIONS FOR COMMON STOCK. If, at any time after the Certificate Effective Date, the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, there shall be determined as of the date of issuance the Effective Price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights, warrants or options, such determination to be made by dividing
              (X) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights, warrants or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights, warrants or options, by (Y) the maximum number of Additional Shares of Common Stock of the Corporation issuable upon the exercise of such rights, warrants or options. The granting of such rights, warrants or options shall be deemed, for purposes of Section 7.14, to be an issuance or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

              If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, the adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same.

              If any such rights, warrants or options shall expire without having been exercised, any adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights, warrants or options, whether or not exercised.

          C. GRANT OF RIGHTS, WARRANTS OR OPTIONS FOR CONVERTIBLE SECURITIES. If, at any time after the Certificate Effective Date, the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, there shall be determined as of the date of issuance the Effective Price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights warrants or options for such Convertible Securities, such determination to be made by dividing (X) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights, warrants or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights, warrants or options and the conversion or exchange of such Convertible
              Securities, by (Y) the maximum number of Additional Shares of Common Stock of the Corporation issuable upon the exercise of such rights, warrants or options and the conversion or exchange of all of such Convertible Securities. The granting of such rights, warrants or options shall be deemed, for purposes of
              Section 7.14, to be an issuance or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.

              If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable by the Corporation upon the exercise or the conversion or exchange thereof, or in the rate of exchange of such Convertible Securities, any adjusted conversion price shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same.

              If any such rights, warrants or options or any rights of conversion or exchange shall expire without having been exercised, the adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and/or the conversion or exchange of such Convertible Securities and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, conversion or exchange, plus the consideration, if any, actually received by the Corporation for the granting of all such rights, warrants or options and/or the issuance of such Convertible Securities, whether or not exercised, converted or exchanged.

          D. DETERMINATION OF CONSIDERATION. Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any Additional Shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board. In case any Additional Shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers two or more thereof, the consideration for the issue or sale of such Additional Shares of Common Stock or Convertible Securities or such rights, warrants or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board.

          E. DURATION OF ADJUSTED CONVERSION PRICE. Following each computation or readjustment of an adjusted Conversion Price as provided above in this Section 7, the new adjusted Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this Section 7.

          F. OTHER ACTION AFFECTING COMMON STOCK. In case, after the Certificate Effective Date, the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 7, which in the good faith opinion of the Board would have a materially adverse effect upon the conversion rights of the Preferred Stock granted herein, the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

          G. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request, at any time, of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock.

     7.16 NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation

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

          or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such action.

     7.17 COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation or any other person or entity, and free from all taxes, liens and charges with respect to the issue thereof (not including any income taxes payable by the holders of shares of Preferred Stock being converted in respect of gains thereon). The Corporation shall use its best efforts to take all such action as may be necessary to ensure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any applicable requirements of the National Association of Securities Dealers, Inc. and of any domestic securities exchange upon which the Common Stock may be listed.

     7.18 PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

8. STATUS OF PREFERRED STOCK UPON RETIREMENT. Shares of Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Section 7 shall be retired pursuant to Delaware General Corporation Law Section 243, or any successor provision, and returned to the status of authorized but unissued shares of the Corporation's undesignated preferred stock.


                     [****** SIGNATURE PAGE FOLLOWS ******]


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     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Corporation as of September 15, 2000 to be effective as of the Certificate Effective Date.

                                       ADAYTUM SOFTWARE, INC.


                                       By: /s/ Michael H. Mehr
                                           -------------------------------
                                           Michael H. Mehr
                                           Vice-President Finance
                                           & Administration